Computational Materials

                            UACSC 1999-D Owner Trust
--------------------------------------------------------------------------------

              $58,575,000 Class A-1 Automobile Receivable Backed Notes $82,125,000 Class A-2 Automobile Receivable Backed Notes $66,050,000 Class A-3 Automobile Receivable Backed Notes $77,781,000 Class A-4 Automobile Receivable Backed Notes
              $18,161,808      Class B Automobile Receivable Backed Notes

                         UAC Securitization Corporation
                                     Seller

                          Union Acceptance Corporation
                                    Servicer


                                  Computational
                                    Materials

         The information contained in the attached computational materials is preliminary and will be replaced by the prospectus supplement and accompanying prospectus applicable to the UACSC 1999-D Owner Trust and any other information subsequently filed with the Securities and Exchange Commission. You should make your investment decision with respect to the securities described in the computational materials based solely upon the information contained in the prospectus supplement and accompanying prospectus.

         These computational materials do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold and no offer to buy will be accepted prior to the delivery of the prospectus supplement and accompanying prospectus relating to the securities.

         The information in the attached computational materials is preliminary, limited in nature and subject to completion or amendment. We do not claim that the securities will actually perform as described in any scenario presented.

         The information in the computational materials has been prepared by the seller. The underwriters, Banc of America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear Stearns") or any of their affiliates do not make any representation as to the accuracy or completeness of the information in the computational materials.

         The information in the computational materials addresses only certain aspects of the characteristics of the securities and does not provide a complete assessment of the securities. As such, the information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the information, including structure, trust property and collateral, may be changed from time to time to reflect changed circumstances.

         The data supporting the information in the computational materials has been obtained from sources that the underwriters believe to be reliable, but the underwriters do not guarantee the accuracy of or computations based on such data. The underwriters and their affiliates may engage in transactions with the seller or its affiliates while the information is circulating. The underwriters may act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. The underwriters shall not be a fiduciary or advisor, unless they have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to the Employee Retirement Income Security Act of 1974, as amended, the information in the computational materials is being furnished on the condition that it will not form a primary basis for any investment decision.

         Although a registration statement (including a form of prospectus) relating to the securities described in the information in the computational materials has been filed with the Securities and Exchange Commission and is effective, the prospectus supplement and accompanying prospectus relating to the securities described in the information in the computational materials have not been filed with the Securities and Exchange Commission. You must refer to the prospectus supplement and accompanying prospectus for definitive information on any matter described in the computational materials. Your investment decision should be based only on the data in the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus contain data that is current as of the applicable publication dates and after publication may no longer be complete or current. The prospectus supplement and accompanying prospectus may be updated by information subsequently filed with the Securities and Exchange Commission.

         You may obtain the prospectus supplement and accompanying prospectus by contacting the Banc of America Syndicate Desk at (704) 386-9690 or the Bear Stearns Syndicate Desk at (212) 272-4955.










     [THE FOLLOWING LANGUAGE APPEARS AT THE BOTTOM OF EVERY PAGE HEREAFTER]

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your financial advisor at Banc of America or Bear Stearns immediately.

                            UACSC 1999-D Owner Trust
                             Computational Materials
                               Subject to Revision
                          Dated as of November 2, 1999

                                SUMMARY OF TERMS

         The definitions or references to capitalized terms used in these materials can be found on the pages indicated in the "Index of Terms" on page 25 of these materials.

Issuer

The UACSC 1999-D Owner Trust, a Delaware business trust, will issue the notes offered in these materials.

Seller

UAC Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services.

Indenture Trustee

Harris Trust and Savings Bank will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

First Union Trust Company, National Association will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Closing Date

The closing date will be on or about November 12, 1999.

The Notes

On the closing date, the trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes, as described below, under an indenture between the trust and the indenture trustee. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

                         Interest Rate        Initial Aggregate
                          (per annum)          Principal Balance
   class A-1 notes            _____%              $58,575,000
   class A-2 notes            _____%              $82,125,000
   class A-3 notes            _____%              $66,050,000
   class A-4 notes            _____%              $77,781,000
   class B notes              _____%              $18,161,808

Payment Date

The trust will pay interest and principal on the notes on the eighth calendar day of each month or, if such day is not a business day, on the next business day. Additionally, if the class A-1 notes are still outstanding after the November 2000 payment date, the class A-1 notes will be payable in full on December 4, 2000. The payments will begin on December 8, 1999 and will be made to holders of record of the notes as of the record date, which will be the day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date is the calendar month immediately preceding the calendar month in which such payment date occurs.

Interest on the Notes

Interest on the class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" in these materials.

Class  A-1  Monthly  Interest.   Generally,   the  amount  of  monthly  interest
distributable to the class A-1 noteholders on each payment date is the product of:

     (1) 1/360th of the interest rate for the class A-1 notes;

     (2) the actual number of days from the previous payment date through the day before the related payment date; and

     (3) the aggregate outstanding principal balance of the class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly  Interest for Other  Notes.  Generally,  the amount of monthly  interest
distributable   to  each  class  of  noteholders   (other  than  the  class  A-1
noteholders) on each payment date is the product of:

     (1) one-twelfth of the interest rate applicable to such class of notes; and

     (2) the aggregate outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly Interest on First Payment Date. The amount of interest distributable on the first payment date of December 8, 1999 will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date through the day before the first payment date (and in the case of all of the notes other than the class A-1 notes, assuming that the month of the closing date has 30 days).

Note Principal

The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month. Additional amounts of available cash flow from the receivables will be used to make accelerated payments of principal to reduce the aggregate outstanding principal balances of the notes below the receivables pool balance, until the principal balance of the receivables pool exceeds such aggregate note balances by 1.0% of the initial aggregate principal balance of the notes or $3,026,928.08.

Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the class A-1 notes and ending with the class B notes. For example, no principal will be distributed to the class A-2 noteholders until the outstanding principal balance of the class A-1 notes has been reduced to zero. No principal will be distributed to the class B noteholders until the principal of all of the class A notes has been paid in full. See "Risk Factors -- Some Notes are More at Risk than Others if there are Losses on the Receivables" in these materials.

The trust must pay the outstanding principal balance of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

                          Final Maturity Date
                          -------------------
   class A-1 notes         December 4, 2000
   class A-2 notes         January 8, 2003
   class A-3 notes         May 10, 2004
   class A-4 notes         February 8, 2006
   class B notes           July 9, 2007

Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal paid in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates. See "Risk Factors -- You May Incur a Loss if there is a Default Under the Policy" in these materials.

The Certificate

In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will be retained by the seller. We will not offer the certificate for sale in the offering.

The Trust Assets

The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

     o a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans;

     o certain monies (including accrued interest) due in respect of the receivables as of and after October 31, 1999, but excluding accrued interest paid before the closing date;

     o security interests in the related vehicles financed through the receivables;

     o    funds on deposit in a collection account and a spread account;

     o any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

     o    any lender's single interest insurance policy;

     o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the notes; and

     o certain rights under the agreements by which the receivables are sold from UAC to the seller and from the seller to the trust.

The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See "Formation of the Trust" in these materials.

Spread Account; Rights of the Certificateholder

The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. On the closing date we will deposit $1,513,464.04 into the spread account (such amount is 0.50% of the original principal balance of the receivables pool). The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3)  interest earned on funds on deposit in the collection account;

     (4)  liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

     (6) amounts received in respect of required repurchases or purchases of receivables by UAC or the servicer.

The indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the spread account) and then draw on the policy, if the amount of available funds for any payment date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

     (2) the required payments of interest and principal to the noteholders (including required payments of interest to the class B noteholders after an event of default under the indenture).

If the amount on deposit in the spread account is zero, after any withdrawals for the benefit of the noteholders, and there is a default under the policy, any remaining losses on the receivables will be borne directly by the class B noteholders (up to the full class B note balance at the time a loss is incurred) and then by the class A noteholders pro rata (to the extent of the outstanding class or classes of class A notes at such time). See "Risk Factors -- You May Incur a Loss if there is a Default Under the Policy" and "-- Some Notes are More at Risk than Others if there are Losses on the Receivables" in these materials.

The trust will be required to maintain a specified amount on deposit in the spread account through the deposit of excess collections, if any, on the receivables. The required spread amount with respect to any payment date will equal $3,026,928.08 (which is 1.00% of the original principal balance of the receivables pool).

In no event will the amount on deposit in the spread account exceed the aggregate outstanding principal balance of the notes.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

If net losses on the receivables pool exceed the levels set forth in the insurance and reimbursement agreement among the seller, the trust, Union Acceptance Funding Corporation ("UAFC"), UAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to 2.0% of the original principal balance of the receivables pool. The required spread amount may be increased:

     (1) if the servicer defaults, fails to perform its obligations, or breaches a material representation under the trust and servicing agreement, the indenture or the insurance and reimbursement agreement; or

     (2) upon the occurrence of certain other events described in the insurance and reimbursement agreement generally involving the performance of the receivables.

The Policy

The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and monthly principal on the notes (exclusive of any accelerated payments of principal) up to the policy amount.

In addition, the policy will cover any amount paid or required to be paid by the trust to the noteholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or UAFC under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount

The policy amount with respect to any payment date will be:

(a) the sum of:

     (1) the monthly servicing fee;

     (2) monthly interest;

     (3) the lesser of (a) the outstanding aggregate principal balance of all classes of notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (b) the initial aggregate principal balances of the notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to principal;

         less:

(b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

Insurer

MBIA Insurance Corporation is the insurer and will guarantee the payment of monthly interest and monthly principal (exclusive of any accelerated payments of principal) under the terms of the policy. See "The Insurer" in these materials.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy, the insurer may declare the indenture default and control the remedy for such default. If an indenture default occurs and the insurer is in default under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

The party that controls the remedy may give notice of acceleration and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. See "Risk Factors -- Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in these materials.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate principal balance of all classes of the notes on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate principal balance of all classes of notes. We will redeem the notes as a result of such a purchase of the receivables.

The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1) 100% of the outstanding aggregate principal balance of all classes of notes,

     (2) accrued and unpaid interest on the outstanding principal balances of all outstanding classes of notes at the weighted average interest rate of such notes, and

     (3)  any amounts due the insurer.

Increase of the Class A-4 Interest Rate and the Class B Interest Rate

If the servicer does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, each of the class A-4 interest rate and the class B interest rate will be increased by 0.50% after such date.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes:

     o   the class A notes will be characterized as debt,

     o   the class B notes may be characterized as debt or as equity, and

     o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The owner trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. Should the class B notes be characterized as equity, a non-U.S. person who is a class B noteholder may suffer adverse tax consequences. Accordingly, such persons may not be suitable investors for the class B notes.

Ratings

On the closing date, each class of notes will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. as follows:

                                    Rating
       Class              Moody's               S&P
       -----              -------               ---
        A-1                 P-1                A-1+
        A-2                 Aaa                 AAA
        A-3                 Aaa                 AAA
        A-4                 Aaa                 AAA
         B                  Aaa                 AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in these materials.

ERISA Considerations

The class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. Neither an employee benefit plan subject to ERISA or Section 4975 of the Code nor an individual retirement account may purchase class B notes.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

You May Not be Able to Resell
the Notes                               There is currently  no secondary  market
                                        for   the   notes.    The   underwriters
                                        currently  intend  to make a  market  to
                                        enable  resale  of the  notes,  but  are
                                        under no  obligation  to do so. As such,
                                        we cannot  assure  you that a  secondary
                                        market  will  develop for your notes or,
                                        if one does  develop,  that such  market
                                        will  provide  you  with   liquidity  of
                                        investment or that it will continue for the life of your notes.

The Notes Are Obligations
of the Trust Only and are Not
Guaranteed by  any  Other   Party       The notes are  obligations  of the trust
                                        only and do not represent an interest in
                                        or obligation of the seller, UAC, any of
                                        their  affiliates  or any other party or
                                        governmental   body.   Except   for  the
                                        policy,  the notes have not been insured
                                        or    guaranteed   by   any   party   or
                                        governmental body. See "The Insurer" in these materials.



The Amount in the Spread Account
May Not be Sufficient to Assure
Payment of  Principal  and Interest     If the amount of available  funds on any
                                        payment  date is not  sufficient  to pay
                                        monthly  interest and monthly  principal
                                        (after payment of the monthly  servicing
                                        fee  and  exclusive  of any  accelerated
                                        principal    payments)   to   you,   the
                                        indenture trustee will withdraw funds from the spread account, up to the full balance of the funds on deposit in such account.

                                        The  amount  on  deposit  in the  spread
                                        account  may  increase  over  time to an
                                        amount  equal  to  the  required  spread
                                        amount.  We cannot  assure you that such
                                        growth will occur or that the balance in
                                        the  spread   account   will  always  be
                                        sufficient to assure payment in full of monthly interest and monthly principal. If the amount on deposit in the spread account is reduced to zero (after giving effect to all deposits and withdrawals from the spread account), the indenture trustee will then draw on the policy, up to the policy amount, in an amount equal to any remaining shortfall in respect of monthly interest and monthly principal (exclusive of any accelerated principal payments).

You May Incur a Loss if there
is a Default Under the Policy           If the spread account is reduced to zero
                                        and  the  insurer   defaults  under  the
                                        policy,  the trust will depend solely on
                                        payments  on  and   proceeds   from  the
                                        receivables to make payments on the notes. The insurer will default under the policy if it fails to pay any required amount to the trust when due, for any reason, including the insolvency of the insurer.

                                        If the  trust  does not have  sufficient
                                        funds   to  fully   make  the   required
                                        payments to noteholders on a payment date during a default by the insurer, payments on the notes on such payment date will generally be reduced in the following order:

                                          1. class B monthly principal,

                                          2. class B monthly interest,

                                          3. class A monthly principal,
                                             pro rata, and

                                          4. class A monthly interest, pro rata.

                                        See    "The    Receivables    Pool    --
                                        Delinquencies  and Net  Losses"  and "--
                                        Delinquency and Credit Loss Experience" in these materials.

Some Notes are More at Risk than
Others if there are Losses on
the Receivables                         Principal  will be paid on the  notes in
                                        alpha-numeric order,  beginning with the
                                        class  A-1  notes  and  ending  with the
                                        class B notes,  with certain  exceptions
                                        noted in these materials if an indenture
                                        default  occurs.   Because  payments  of
                                        principal  will be applied  first to the
                                        class A-1 notes, second to the class A-2
                                        notes,  third to the  class  A-3  notes,
                                        fourth  to  the  class  A-4  notes,  and
                                        finally  to the  class B  notes,  in the
                                        event  the  insurer  defaults  under the
                                        policy  after the  class A-1 notes  have
                                        been  fully  or  partially   repaid  and
                                        before  the other  classes of notes have
                                        been   fully   repaid,    delinquencies,
                                        defaults and losses  experienced  on the
                                        receivables       will       have      a
                                        disproportionately greater effect on the classes of notes which pay principal to noteholders later.

Some Payments on the Notes are
Subordinate to Other Payments on
the Notes                               Interest  due on the  class B  notes  is
                                        subordinate  in  priority  of payment to
                                        interest due on the class A notes,  and,
                                        on the final  maturity  date for a class
                                        of  class A notes  or  after an event of
                                        default  under the  indenture,  interest
                                        due on the class B notes is subordinated
                                        to principal  due on such class A notes.
                                        Principal  due on the  class B notes  is
                                        subordinated  to principal  and interest
                                        due on the class A notes.  Consequently,
                                        after an  insurer  default,  the class B
                                        noteholders   will   not   receive   any
                                        interest  on a  payment  date  until the
                                        full  amount of  interest on the class A
                                        notes due on such  payment date has been
                                        paid, and, if such payment date is on or
                                        after  the  final  maturity  date  for a
                                        class  of  class A notes  or an event of
                                        default under the indenture, the class B
                                        noteholders   will   not   receive   any
                                        interest until all principal on such class A notes has been paid in full. No principal will be paid on the class B notes until each class of class A notes has been paid in full.

                                        In  the  event  of  a  default   by  the
                                        insurer,  the class B notes will be more
                                        at risk  than the  class A notes  due to
                                        delinquencies,   defaults   and   losses
                                        experienced on the receivables.

Noteholders Have a Limited Right
to Declare Indenture Defaults
or Remedies                             The  insurer  is the only party that has
                                        the  right  to  declare   an   indenture
                                        default  and control the remedy for such
                                        default,   unless  the   insurer  is  in
                                        default under the policy,  in which case
                                        the  noteholders  will have  such  right
                                        subject     to     applicable     voting
                                        requirements.

                                        If  an  indenture  default  occurs,  the
                                        insurer    or,   in   certain    limited
                                        circumstances,   the  noteholders,  will
                                        have the right to accelerate the payment
                                        of principal of the notes and, possibly,
                                        to  direct  the  indenture   trustee  to
                                        liquidate the trust property.

                                        Following  an  indenture  default,   the
                                        indenture  trustee and the owner trustee
                                        will continue to submit claims under the
                                        policy  to  enable  the  trust  to  make
                                        payments  to you  each  month.  However,
                                        following  an  indenture  default,   the
                                        insurer may elect to prepay all or any portion of the outstanding notes, plus accrued interest.

A Change in the Note Ratings May
Adversely Affect the Notes              Moody's Investors Service and Standard &
                                        Poor's  Ratings  Services are the rating
                                        agencies  rating the  notes.  The rating
                                        for any class of notes will reflect only
                                        the view of the relevant  rating agency.
                                        We  cannot  assure  you  that  any  such
                                        rating will  continue  for any period of
                                        time  or that  any  rating  will  not be
                                        revised or  withdrawn  entirely  by such
                                        rating   agency  if,  in  its  judgment,
                                        circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

                             FORMATION OF THE TRUST

         The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in these materials. Upon formation, the trust will not engage in any business activity other than:

          o acquiring, managing and holding the receivables and related interests described in these materials;

          o    issuing the notes and the certificate;

          o    making   payments  and   distributions   on  the  notes  and  the
               certificate; and

          o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

         Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer. The seller will transfer the trust assets to the owner trustee in exchange for the certificate and the cash proceeds of the notes. The seller will retain the certificate. UAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the trust and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

         The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy. The indenture trustee will draw on the policy, up to the policy amount, if available funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal (exclusive of any accelerated principal payments). If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders.

                              THE RECEIVABLES POOL

         The receivables were selected from the portfolio of UAFC for purchase by the seller according to several criteria, including that each receivable:

          o has an original number of payments of not more than 84 payments and not less than twelve payments (except that approximately 0.09% of the aggregate principal balance of the receivables as of October 31, 1999 consist of receivables which have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed 84 payments);

          o has a remaining maturity of not more than 84 months and not less than three months;

          o provides for level monthly payments that fully amortize the amount financed over the original term; and

          o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 6.00%.

         The  weighted  average   remaining   maturity  of  the  receivables  is
approximately 70 months as of October 31, 1999.

         Approximately 99.62% of the aggregate principal balance of the receivables as of October 31, 1999 are simple interest contracts which provide for equal monthly payments. Approximately 0.38% of the aggregate principal balance of the receivables as of October 31, 1999 are precomputed receivables originated in the State of California. All of such precomputed receivables are rule of 78's receivables. Approximately 26.74% of the aggregate principal balance of the receivables as of October 31, 1999 represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the receivables as of October 31, 1999 were originated in the States of North Carolina and Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

 Composition of the Receivables by Financed Vehicle Type as of October 31, 1999


                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New Automobiles and Light-Duty Trucks............     4,282     $  75,798,741.00   $  85,584,468.19     12.62%
Used Automobiles and Light-Duty Trucks...........    15,611       204,345,005.04     228,065,295.49     14.01%
New Vans (1).....................................       243         5,144,285.35       5,912,363.44     12.02%
Used Vans (1)....................................     1,286        17,404,776.93      19,748,127.83     13.92%
                                                     ------      ---------------   ----------------     -----
All Receivables..................................    21,422      $302,692,808.32   $ 339,310,254.95     13.62%
                                                     ======      ===============   ================     =====


                                                    Weighted         Weighted       Percent
                                                     Average          Average     of Aggregate
                                                    Remaining        Original      Principal
                                                     Term(2)          Term(2)      Balance(3)
                                                     -------          -------      ----------
New Automobiles and Light-Duty Trucks..........      73.4 mos.       77.9 mos.        25.04%
Used Automobiles and Light-Duty Trucks.........      68.7 mos.       72.3 mos.        67.51
New Vans (1)...................................      73.6 mos.       78.8 mos.         1.70
Used Vans (1)..................................      68.6 mos.       72.8 mos.         5.75
                                                     ----            ----            ------
All Receivables................................      69.9 mos.       73.9 mos.       100.00%
                                                     ====            ====            ======

-----------
(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the receivables.
(3) Sum may not equal 100% due to rounding.

    Distribution of the Receivables by Remaining Term as of October 31, 1999


                                                           Percent                                   Percent
                                                          of Total                Aggregate        of Aggregate
       Remaining                   Number of               Number of             Principal          Principal
      Term Range                   Receivables          Receivables (1)            Balance          Balance(1)
      ----------                   -----------          ---------------            -------          ----------
    1 to 12 months...........         1,274                  5.95%            $   2,946,761.14           0.97%
   13 to 24 months...........         2,098                  9.79                11,127,104.28           3.68
   25 to 36 months...........           606                  2.83                 4,228,954.09           1.40
   37 to 48 months...........           970                  4.53                 8,876,832.68           2.93
   49 to 60 months...........         2,933                 13.69                38,107,089.88          12.59
   61 to 72 months...........         5,719                 26.70                91,164,333.35          30.12
   73 to 84 months...........         7,822                 36.51               146,241,732.90          48.31
                                     ------                ------             ----------------         ------
             Total...........        21,422                100.00%            $ 302,692,808.32         100.00%
                                     ======                ======             ================         ======

------------
(1) Sum may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of October 31, 1999

                                                            Percent                                    Percent
                                                           of Total               Aggregate         of Aggregate
                                    Number of              Number of              Principal          Principal
     State (1) (2)                 Receivables          Receivables (3)           Balance            Balance (3)
     -------------                 -----------          ---------------           -------            -----------
Arizona......................           402                  1.88%            $   4,849,686.15           1.60%
California...................         1,837                  8.58                25,498,183.75           8.42
Colorado.....................           420                  1.96                 5,421,217.48           1.79
Connecticut..................           200                  0.93                 3,004,654.52           0.99
Delaware.....................           151                  0.70                 2,287,662.68           0.76
Florida......................         1,301                  6.07                17,714,610.59           5.85
Georgia......................           818                  3.82                12,011,907.30           3.97
Idaho........................            50                  0.23                   722,675.60           0.24
Illinois.....................         1,765                  8.24                23,328,183.02           7.71
Indiana......................           669                  3.12                 8,620,264.35           2.85
Iowa ........................           401                  1.87                 5,967,669.10           1.97
Kansas.......................           156                  0.73                 2,337,501.13           0.77
Kentucky.....................            74                  0.35                 1,080,721.45           0.36
Maryland.....................           104                  0.49                 1,559,042.72           0.52
Massachusetts................           543                  2.53                 8,435,686.93           2.79
Michigan.....................           394                  1.84                 6,322,412.52           2.09
Minnesota....................           388                  1.81                 5,493,387.39           1.81
Missouri.....................           635                  2.96                 9,192,758.58           3.04
Nebraska.....................           122                  0.57                 1,755,574.91           0.58
Nevada.......................           123                  0.57                 1,996,867.37           0.66
New Jersey...................            86                  0.40                 1,432,543.04           0.47
New Mexico...................            85                  0.40                 1,040,750.63           0.34
North Carolina...............         2,451                 11.44                34,562,012.25          11.42
Ohio ........................         1,342                  6.26                16,479,735.34           5.44
Oklahoma.....................           886                  4.14                11,584,004.13           3.83
Oregon.......................            89                  0.42                 1,349,958.95           0.45
Pennsylvania.................           459                  2.14                 6,815,140.27           2.25
South Carolina...............           774                  3.61                12,379,879.94           4.09
South Dakota.................             6                  0.03                   100,406.70           0.03
Tennessee....................           597                  2.79                 9,710,468.12           3.21
Texas........................         2,575                 12.02                38,953,207.93          12.87
Utah ........................           181                  0.84                 3,015,125.35           1.00
Virginia.....................           910                  4.25                10,825,403.00           3.58
Washington...................           148                  0.69                 2,813,065.94           0.93
Wisconsin....................           280                  1.31                 4,030,439.19           1.33
                                     ------                ------             ----------------         ------
         Total...............        21,422                100.00%            $ 302,692,808.32         100.00%
                                     ======                ======             ================         ======

-----------------
(1) Based on address of the dealer selling the related financed vehicle.

(2) Receivables originated in Ohio were solicited by dealers for direct financing by UAC or its predecessor. All other receivables were originated by dealers and purchased from such dealers by UAC or its predecessor.

(3) Sum may not equal 100% due to rounding.

            Distribution of the Receivables by Financed Vehicle Model
                           Year as of October 31, 1999

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
   ----                                       -----------     --------------      -------          ----------
   1990 and earlier.....................           596             2.78%      $   2,674,072.00        0.88%
   1991.................................           715             3.34           3,807,532.69        1.26
   1992.................................         1,095             5.11           6,433,741.54        2.13
   1993.................................         1,651             7.71          13,207,174.81        4.36
   1994.................................         2,215            10.34          21,366,169.31        7.06
   1995.................................         3,014            14.07          34,903,964.93       11.53
   1996.................................         2,794            13.04          43,410,546.04       14.34
   1997.................................         2,764            12.90          47,692,621.69       15.76
   1998.................................         2,051             9.57          36,045,527.79       11.91
   1999.................................         3,327            15.53          67,815,880.49       22.40
   2000.................................         1,200             5.60          25,335,577.03        8.37
                                                ------           ------       ----------------      ------
               Total....................        21,422           100.00%      $ 302,692,808.32      100.00%
                                                ======           ======       ================      ======

-------------
(1) Sum may not equal 100% due to rounding.


     Distribution of the Receivables by Contract Rate as of October 31, 1999

                                                                  Percent                            Percent
                                                                 of Total        Aggregate        of Aggregate
                                               Number of         Number of       Principal         Principal
   Contract Rate Range                        Receivables     Receivables(1)     Balance           Balance(1)
   -------------------                        -----------     --------------     -------           ----------
    Less than 7.000%......................          25              0.12%       $    333,520.87       0.11%
    7.000 to  7.999%......................         103              0.48           1,604,621.17       0.53
    8.000 to  8.999%......................         265              1.24           4,201,392.34       1.39
    9.000 to  9.999%......................         637              2.97          10,605,654.83       3.50
   10.000 to 10.999%......................       1,221              5.70          19,981,166.86       6.60
   11.000 to 11.999%......................       2,239             10.45          35,536,185.32      11.74
   12.000 to 12.999%......................       3,476             16.23          51,051,288.21      16.87
   13.000 to 13.999%......................       3,897             18.19          54,010,934.35      17.84
   14.000 to 14.999%......................       3,856             18.00          50,343,091.48      16.63
   15.000 to 15.999%......................       2,677             12.50          35,059,697.98      11.58
   16.000 to 16.999%......................       1,427              6.66          19,401,145.04       6.41
   17.000 to 17.999%......................         745              3.48          10,113,510.72       3.34
   18.000 to 18.999%......................         731              3.41           9,384,492.36       3.10
   19.000 to 19.999%......................          62              0.29             545,952.38       0.18
   20.000 to 20.999%......................          34              0.16             299,830.03       0.10
   21.000 to 21.999%......................          20              0.09             175,747.97       0.06
   22.000 to 22.999%......................           1              0.00               5,096.70       0.00
   23.000 to 23.999%......................           4              0.02              30,602.55       0.01
   24.000 to 24.999%......................           1              0.00               7,037.38       0.00
   25.000 to 25.999%......................           1              0.00               1,839.78       0.00
                                                ------            ------        ---------------     ------
               Total......................      21,422            100.00%       $302,692,808.32     100.00%
                                                ======            ======        ===============     ======

------------
(1) Sum may not equal 100% due to rounding.

Delinquencies and Net Losses

         We have set forth below certain information about the experience of UAC relating to delinquencies and net losses on the prime fixed rate retail automobile, light truck and van receivables serviced by UAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                                         Delinquency Experience (1)
                                              At June 30,
                           ------------------------------------------------
                                    1997                     1998
                           ----------------------    ----------------------
                                         (Dollars in thousands)
                            Number of                 Number of
                           Receivables   Amount      Receivables   Amount
                           -----------   ------      -----------   ------
Servicing portfolio........  173,693   $1,860,272      184,003   $1,978,920
                             -------   ----------      -------   ----------
Delinquencies
   30-59 days..............    2,487   $   27,373        3,179   $   32,967
   60-89 days..............    1,646       18,931        1,907       20,819
   90 days or more.........      723        8,826          657        6,993
                             -------   ----------      -------   ----------
Total delinquencies........    4,856   $   55,130        5,743   $   60,779
                             =======   ==========      =======   ==========
Total delinquencies as a
   percent of servicing
   portfolio...............     2.80%        2.96%        3.12%        3.07%





                                                     Delinquency Experience (1)
                              At September 30,            At June 30,              At September 30,
                                   1998                       1999                      1999
                           ----------------------    -----------------------    ------------------------
                                                     (Dollars in thousands)
                            Number of                 Number of                  Number of
                           Receivables    Amount     Receivables   Amount       Receivables   Amount
                           ----------  -----------      -------   ----------    -----------  -----------
Servicing portfolio........  194,882   $2,151,695       213,746   $2,464,371      217,296    $2,530,654
                             -------   ----------       -------   ----------      -------    ----------
Delinquencies
   30-59 days..............    3,741   $   38,040         3,962   $   41,475        4,714    $   50,734
   60-89 days..............    1,873       19,652         1,614       16,654        1,955        20,439
   90 days or more.........      793        7,966           670        6,754          875         9,291
                             -------   ----------       -------   ----------      -------    ----------
Total delinquencies........    6,407   $   65,658         6,246   $   64,883        7,544    $   80,464
                             =======   ==========       =======   ==========      =======    ==========
Total delinquencies as a
   percent of servicing
   portfolio...............     3.29%        3.05%         2.92%        2.63%        3.47%         3.18%

                                                  Credit Loss Experience (1)

                                        Year ended June 30,
                           ----------------------------------------------    Three Months Ended
                                    1997                    1998           September 30, 1998 (5)
                           ----------------------  ----------------------  ----------------------
                                                   (Dollars in thousands)
                            Number of               Number of               Number of
                           Receivables   Amount    Receivables   Amount    Receivables  Amount
                           ----------- ----------  ----------- ----------  ----------- ----------
Avg. servicing portfolio(2)..164,858   $1,759,666    179,822   $1,922,977    190,877   $2,088,163
                            --------   ----------    -------   ----------    -------   ----------

Gross charge-offs............  6,280   $   70,830      7,909   $   87,325      2,196   $   23,651
Recoveries (3)...............              28,511                  33,546                   9,146
                                       ----------              ----------              ----------
Net losses...................          $   42,319              $   53,779              $   14,505
                                       ==========              ==========              ==========
Gross charge-offs as a % of .
     average servicing
     portfolio(4)............   3.81%        4.03%      4.40%        4.54%      4.60%        4.53%
Recoveries as a % of gross
     charge-offs.............               40.25%                  38.41%                  38.67%
Net losses as a % of average
     servicing portfolio(4)..                2.40%                   2.80%                   2.78%


                                    Year Ended             Three Months Ended
                                   June 30, 1999         September 30, 1999 (5)
                           -------------------------     ----------------------
                                           (Dollars in thousands)
                              Number of                   Number of
                             Receivables     Amount      Receivables    Amount
                           -------------  -----------    -----------  --------
Avg. servicing portfolio(2)..  202,187     $2,269,177     216,508     $2,515,461
                               -------     ----------     -------     ----------

Gross charge-offs............    7,752     $   82,437       2,003     $   21,088
Recoveries (3)...............                  32,526                      8,672
                                           ----------                 ----------
Net losses...................              $   49,911                 $   12,417
                                           ==========                 ==========
Gross charge-offs as a % of .
     average servicing
     portfolio(4)............     3.83%          3.63%       3.70%          3.35%
Recoveries as a % of gross
     charge-offs.............                   39.45%                     41.12%
Net losses as a % of average
     servicing portfolio(4)..                    2.20%                      1.97%

------------
(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by UAC, except to the extent of representations and warranties made by dealers in connection with such receivables.

(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.

(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

         As indicated in the foregoing delinquency experience table, the delinquency percentage for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over increased to 3.18% at September 30, 1999 compared to 3.05% and 2.63% at September 30, 1998 and June 30, 1999, respectively.

         As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $12.4 million for the quarter ended September 30, 1999, or 1.97% (annualized) of the average servicing portfolio, compared to $14.5 million, or 2.78% (annualized) for the quarter ended September 30, 1998. For the year ended June 30, 1999, net credit losses on UAC's prime automobile portfolio totaled approximately $49.9 million, or 2.20% of the average servicing portfolio.

         Net credit losses for the serviced portfolio have improved consistently over the past eight quarters. While the delinquency percentage increased slightly from June 30, 1999 to September 30, 1999, UAC ascribes this increase to seasonal factors affecting portfolio performance. UAC attributes improving trends in its credit loss and delinquency experience over the past two years to strategic changes in its origination and collection departments. The efforts in the origination department include:

          o    implementing tighter credit standards in March 1997;

          o developing quality control procedures that rank a prospective obligor by credit score and by predetermined debt and income ratios;

          o growing the portfolio with quality obligors through dealer development and dealer expansion;

          o    increasing the staff in the origination department; and

          o    expanding the origination department's hours of service.

The collection department's efforts to improve delinquency and credit loss performance include:

          o restructuring the collectors to form specialized sub-departments of collectors for auxiliary functions such as skip tracing and high risk accounts;

          o initiating collection calls earlier in the delinquency process through the use of a power dialer;

          o targeting higher risk obligors through the use of quarterly updated credit scores; and

          o    increasing collection efforts on charged-off accounts.

         Recoveries as a percentage of gross charge-offs improved to 41.12% for the three months ended September 30, 1999, compared to 39.45% and 38.67% for the twelve months ended June 30, 1999, and the three months ended September 30, 1998, respectively. In an effort to improve recovery rates, UAC opened a franchised new car dealership in Indianapolis in July 1998 and is retailing a portion of its repossessed automobiles through the dealership. UAC expects to continue this method of disposing of repossessions and strictly monitor the rest of its repossession and resale process. UAC believes that these efforts should improve the recovery rate. Although the overall recovery percentage remains below UAC's expectations, recovery rates for repossessed automobiles sold by UAC's retail operations have been significantly higher than recovery rates on vehicles sold at auction. However, only slightly more than 10% of all repossessed automobiles sold by UAC during the last twelve months were sold through its new retail operation.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

         Because the rate of payment on principal of the notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default, principal in respect of required repurchases or purchases of receivables by UAC or the servicer, and the application of excess available funds to pay principal on the notes), final payment on each class of notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the notes at yields at least equal to the yield on your notes.

          Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in these materials is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages 20 to 22 have been prepared on the basis of certain assumptions, including that:

          o all payments on the receivables are made on the last day of each month and include a full month of interest;

          o payments on the notes are paid in cash on each payment date commencing December 8, 1999 and on the eighth calendar day of each subsequent month;

          o    the closing date will be November 12, 1999;

          o the first collection period will be November 1, 1999 through November 30, 1999;

          o    the interest rates for the notes are as follows:

                           class A-1 notes           6.165%
                           class A-2 notes           6.46%
                           class A-3 notes           6.72%
                           class A-4 notes           6.89%
                           class B notes             7.14%

          o    the   insurance   premium  is  paid  from  cash  flows  from  the
               receivables as required under the policy;

          o    the spread account will not earn interest;

          o no defaults or delinquencies in the payment of any of the receivables occur;

          o    no  receivables   are   repurchased   due  to  a  breach  of  any
               representation or warranty or for any other reason; and

          o the servicer exercises its rights with respect to the optional purchase of the receivables on the first payment date that it is entitled to exercise such rights.

The tables indicate the projected weighted average life of each class of notes and sets forth the percentage of the initial aggregate principal balance of each class of notes that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The tables also assume that the receivables have been aggregated into five hypothetical pools with all of the receivables within each such pool having the characteristics described below:

                                                               Weighted Average          Weighted Average
                 Cutoff Date      Weighted Average             Original Term to          Remaining Term to
     Pool     Principal Balance      Note Rate               Maturity (in Months)      Maturity (in Months)
     ----     -----------------      ---------               --------------------      --------------------
       1     $   16,068,304.27        13.779%                       74                          21
       2         11,798,575.75        13.888%                       43                          42
       3         36,912,803.94        13.341%                       60                          58
       4         88,581,927.58        13.295%                       71                          69
       5        149,331,196.78        13.844%                       82                          81
             -----------------
     Total   $  302,692,808.32
             =================


         The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 20 to 22. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the notes may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS until maturity or that all of the receivables will prepay at the same ABS. In addition, the diverse terms of receivables within each of the five hypothetical pools could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions and the actual characteristics, performance and prepayment experience of the receivables will cause the actual percentages of the initial principal balances of the notes outstanding over time and the weighted average lives of the notes to vary from what is illustrated in the tables below.

================================================================================
                  Important notice regarding calculation of the
                 weighted average life and the assumptions upon
                  which the tables on pages 20 to 22 are based

     The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

     The tables on pages 20 to 22 have been prepared based on (and should be read in conjunction with) the assumptions described on pages 18 and 19 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).
================================================================================

                                    Percent of Initial Note Balance at Various ABS Percentages (1)
                                       Class A-1 Notes                                Class A-2 Notes
Payment Date               1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
------------               ----     ----     ----    ----     ----       ----     ----     ----    ----     ----
Closing Date..............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  1  December, 1999....... 85.9%    83.0%    80.7%   72.2%    52.5%     100.0%   100.0%   100.0%  100.0%   100.0%
  2  January, 2000........ 72.5%    66.9%    62.3%   46.0%    33.4%     100.0%   100.0%   100.0%  100.0%   100.0%
  3  February, 2000....... 61.5%    53.2%    46.6%   27.2%    16.6%     100.0%   100.0%   100.0%  100.0%   100.0%
  4  March, 2000.......... 50.6%    39.8%    31.2%   14.1%     0.1%     100.0%   100.0%   100.0%  100.0%   100.0%
  5  April, 2000.......... 39.7%    26.5%    16.2%    1.1%     0.0%     100.0%   100.0%   100.0%  100.0%    88.4%
  6  May, 2000............ 28.9%    13.5%     1.5%    0.0%     0.0%     100.0%   100.0%   100.0%   91.6%    76.9%
  7  June, 2000........... 18.2%     0.6%     0.0%    0.0%     0.0%     100.0%   100.0%    90.8%   82.5%    65.5%
  8  July, 2000...........  7.6%     0.0%     0.0%    0.0%     0.0%     100.0%    91.4%    80.9%   73.5%    54.3%
  9  August, 2000.........  0.0%     0.0%     0.0%    0.0%     0.0%      98.0%    82.6%    71.2%   64.6%    43.2%
 10  September, 2000......  0.0%     0.0%     0.0%    0.0%     0.0%      90.5%    73.9%    62.4%   55.8%    32.3%
 11  October, 2000........  0.0%     0.0%     0.0%    0.0%     0.0%      83.2%    65.4%    54.3%   47.1%    21.5%
 12  November, 2000.......  0.0%     0.0%     0.0%    0.0%     0.0%      75.9%    57.0%    46.2%   38.5%    10.9%
 13  December, 2000.......  0.0%     0.0%     0.0%    0.0%     0.0%      68.7%    48.9%    38.3%   30.0%     0.5%
 14  January, 2001........  0.0%     0.0%     0.0%    0.0%     0.0%      61.5%    40.9%    30.4%   21.6%     0.0%
 15  February, 2001.......  0.0%     0.0%     0.0%    0.0%     0.0%      54.4%    33.0%    22.6%   13.3%     0.0%
 16  March, 2001..........  0.0%     0.0%     0.0%    0.0%     0.0%      47.4%    25.4%    14.9%    5.1%     0.0%
 17  April, 2001..........  0.0%     0.0%     0.0%    0.0%     0.0%      40.5%    17.9%     7.3%    0.0%     0.0%
 18  May, 2001............  0.0%     0.0%     0.0%    0.0%     0.0%      33.7%    10.6%     0.0%    0.0%     0.0%
 19  June, 2001...........  0.0%     0.0%     0.0%    0.0%     0.0%      26.9%     3.6%     0.0%    0.0%     0.0%
 20  July, 2001...........  0.0%     0.0%     0.0%    0.0%     0.0%      20.2%     0.0%     0.0%    0.0%     0.0%
 21  August, 2001.........  0.0%     0.0%     0.0%    0.0%     0.0%      13.6%     0.0%     0.0%    0.0%     0.0%
 22  September, 2001......  0.0%     0.0%     0.0%    0.0%     0.0%       7.7%     0.0%     0.0%    0.0%     0.0%
 23  October, 2001........  0.0%     0.0%     0.0%    0.0%     0.0%       1.8%     0.0%     0.0%    0.0%     0.0%
 24  November, 2001.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 25  December, 2001.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 26  January, 2002........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 27  February, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 28  March, 2002..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 29  April, 2002..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 30  May, 2002............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 31  June, 2002...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 32  July, 2002...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 33  August, 2002.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 34  September, 2002......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 35  October, 2002........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 36  November, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 37  December, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 38  January, 2003........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 39  February, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 40  March, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 41  April, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 42  May, 2003............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 43  June, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 44  July, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 45  August, 2003.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 46  September, 2003......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 47  October, 2003........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 48  November, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 49  December, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 50  January, 2004........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 51  February, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 52  March, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 53  April, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 54  May, 2004............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 55  June, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 56  July, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 57  August, 2004.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 58  September, 2004......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average
     Life (years).........  0.38     0.31     0.27    0.21     0.16       1.34     1.11     1.00    0.92     0.73

(1)  See  the  important  notice  on  page  19  of  these  materials   regarding
     calculation of the weighted average life and the assumptions upon which these tables are based.


                                    Percent of Initial Note Balance at Various ABS Percentages (1)
                                       Class A-3 Notes                                Class A-4 Notes
Payment Date               1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
------------               ----     ----     ----    ----     ----       ----     ----     ----    ----     ----
Closing Date..............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  1  December, 1999.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  2  January, 2000........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  3  February, 2000.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  4  March, 2000..........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  5  April, 2000..........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  6  May, 2000............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  7  June, 2000...........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  8  July, 2000...........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  9  August, 2000.........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 10  September, 2000......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 11  October, 2000........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 12  November, 2000.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 13  December, 2000.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 14  January, 2001........100.0%   100.0%   100.0%  100.0%    87.9%     100.0%   100.0%   100.0%  100.0%   100.0%
 15  February, 2001.......100.0%   100.0%   100.0%  100.0%    75.3%     100.0%   100.0%   100.0%  100.0%   100.0%
 16  March, 2001..........100.0%   100.0%   100.0%  100.0%    63.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 17  April, 2001..........100.0%   100.0%   100.0%   96.3%    50.8%     100.0%   100.0%   100.0%  100.0%   100.0%
 18  May, 2001............100.0%   100.0%    99.8%   86.4%    38.9%     100.0%   100.0%   100.0%  100.0%   100.0%
 19  June, 2001...........100.0%   100.0%    90.6%   76.7%    27.3%     100.0%   100.0%   100.0%  100.0%   100.0%
 20  July, 2001...........100.0%    95.9%    81.5%   67.1%    15.8%     100.0%   100.0%   100.0%  100.0%   100.0%
 21  August, 2001.........100.0%    87.5%    72.6%   57.6%     4.6%     100.0%   100.0%   100.0%  100.0%   100.0%
 22  September, 2001......100.0%    79.1%    63.8%   48.3%     0.0%     100.0%   100.0%   100.0%  100.0%    94.6%
 23  October, 2001........100.0%    70.9%    55.1%   39.2%     0.0%     100.0%   100.0%   100.0%  100.0%    85.5%
 24  November, 2001....... 94.9%    62.8%    46.5%   30.2%     0.0%     100.0%   100.0%   100.0%  100.0%    76.6%
 25  December, 2001....... 87.7%    54.7%    38.1%   21.4%     0.0%     100.0%   100.0%   100.0%  100.0%    67.9%
 26  January, 2002........ 80.5%    46.8%    29.9%   12.8%     0.0%     100.0%   100.0%   100.0%  100.0%    59.4%
 27  February, 2002....... 73.4%    39.1%    21.7%    4.3%     0.0%     100.0%   100.0%   100.0%  100.0%    51.1%
 28  March, 2002.......... 66.4%    31.4%    13.7%    0.0%     0.0%     100.0%   100.0%   100.0%   96.6%    43.1%
 29  April, 2002.......... 59.4%    23.8%     5.9%    0.0%     0.0%     100.0%   100.0%   100.0%   89.7%    35.3%
 30  May, 2002............ 52.5%    16.4%     0.0%    0.0%     0.0%     100.0%   100.0%    98.5%   82.9%    27.7%
 31  June, 2002........... 45.7%     9.1%     0.0%    0.0%     0.0%     100.0%   100.0%    92.1%   76.3%    20.4%
 32  July, 2002........... 39.0%     1.9%     0.0%    0.0%     0.0%     100.0%   100.0%    85.8%   69.8%     0.0%
 33  August, 2002......... 32.3%     0.0%     0.0%    0.0%     0.0%     100.0%    95.7%    79.7%   63.5%     0.0%
 34  September, 2002...... 25.7%     0.0%     0.0%    0.0%     0.0%     100.0%    89.8%    73.7%   57.4%     0.0%
 35  October, 2002........ 19.2%     0.0%     0.0%    0.0%     0.0%     100.0%    84.0%    67.8%   51.4%     0.0%
 36  November, 2002....... 12.7%     0.0%     0.0%    0.0%     0.0%     100.0%    78.4%    62.1%   45.6%     0.0%
 37  December, 2002.......  6.3%     0.0%     0.0%    0.0%     0.0%     100.0%    72.9%    56.5%   40.0%     0.0%
 38  January, 2003........   *       0.0%     0.0%    0.0%     0.0%     100.0%    67.5%    51.1%   34.5%     0.0%
 39  February, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%      94.8%    62.2%    45.8%   29.3%     0.0%
 40  March, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%      89.6%    57.0%    40.6%   24.1%     0.0%
 41  April, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%      84.4%    52.0%    35.7%   19.2%     0.0%
 42  May, 2003............  0.0%     0.0%     0.0%    0.0%     0.0%      79.4%    47.1%    30.8%    0.0%     0.0%
 43  June, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%      74.7%    42.5%    26.3%    0.0%     0.0%
 44  July, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%      70.0%    38.1%    21.9%    0.0%     0.0%
 45  August, 2003.........  0.0%     0.0%     0.0%    0.0%     0.0%      65.4%    33.7%    17.7%    0.0%     0.0%
 46  September, 2003......  0.0%     0.0%     0.0%    0.0%     0.0%      60.9%    29.5%     0.0%    0.0%     0.0%
 47  October, 2003........  0.0%     0.0%     0.0%    0.0%     0.0%      56.5%    25.4%     0.0%    0.0%     0.0%
 48  November, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%      52.2%    21.5%     0.0%    0.0%     0.0%
 49  December, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%      47.9%    17.7%     0.0%    0.0%     0.0%
 50  January, 2004........  0.0%     0.0%     0.0%    0.0%     0.0%      43.7%     0.0%     0.0%    0.0%     0.0%
 51  February, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%      39.6%     0.0%     0.0%    0.0%     0.0%
 52  March, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%      35.6%     0.0%     0.0%    0.0%     0.0%
 53  April, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%      31.6%     0.0%     0.0%    0.0%     0.0%
 54  May, 2004............  0.0%     0.0%     0.0%    0.0%     0.0%      27.7%     0.0%     0.0%    0.0%     0.0%
 55  June, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%      24.0%     0.0%     0.0%    0.0%     0.0%
 56  July, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%      20.3%     0.0%     0.0%    0.0%     0.0%
 57  August, 2004.........  0.0%     0.0%     0.0%    0.0%     0.0%      16.7%     0.0%     0.0%    0.0%     0.0%
 58  September, 2004......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average
     Life (years).........  2.57     2.17     2.00    1.86     1.46       4.08     3.50     3.23    2.97     2.29


(1)  See  the  important  notice  on  page  19  of  these  materials   regarding
     calculation of the weighted average life and the assumptions upon which these tables are based.

*    Denotes a number greater than 0.0% and less than 0.05%.


                                    Percent of Initial Note Balance at Various ABS Percentages (1)
                                                                 Class B Notes
Payment Date                              1.0%          1.4%         1.6%        1.8%          2.5%
---------------------------------------------------------------------------------------------------
Closing Date........................     100.0%        100.0%       100.0%       100.0%       100.0%
    1    December, 1999.............     100.0%        100.0%       100.0%       100.0%       100.0%
    2    January, 2000..............     100.0%        100.0%       100.0%       100.0%       100.0%
    3    February, 2000.............     100.0%        100.0%       100.0%       100.0%       100.0%
    4    March, 2000................     100.0%        100.0%       100.0%       100.0%       100.0%
    5    April, 2000................     100.0%        100.0%       100.0%       100.0%       100.0%
    6    May, 2000..................     100.0%        100.0%       100.0%       100.0%       100.0%
    7    June, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
    8    July, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
    9    August, 2000...............     100.0%        100.0%       100.0%       100.0%       100.0%
   10    September, 2000............     100.0%        100.0%       100.0%       100.0%       100.0%
   11    October, 2000..............     100.0%        100.0%       100.0%       100.0%       100.0%
   12    November, 2000.............     100.0%        100.0%       100.0%       100.0%       100.0%
   13    December, 2000.............     100.0%        100.0%       100.0%       100.0%       100.0%
   14    January, 2001..............     100.0%        100.0%       100.0%       100.0%       100.0%
   15    February, 2001.............     100.0%        100.0%       100.0%       100.0%       100.0%
   16    March, 2001................     100.0%        100.0%       100.0%       100.0%       100.0%
   17    April, 2001................     100.0%        100.0%       100.0%       100.0%       100.0%
   18    May, 2001..................     100.0%        100.0%       100.0%       100.0%       100.0%
   19    June, 2001.................     100.0%        100.0%       100.0%       100.0%       100.0%
   20    July, 2001.................     100.0%        100.0%       100.0%       100.0%       100.0%
   21    August, 2001...............     100.0%        100.0%       100.0%       100.0%       100.0%
   22    September, 2001............     100.0%        100.0%       100.0%       100.0%       100.0%
   23    October, 2001..............     100.0%        100.0%       100.0%       100.0%       100.0%
   24    November, 2001.............     100.0%        100.0%       100.0%       100.0%       100.0%
   25    December, 2001.............     100.0%        100.0%       100.0%       100.0%       100.0%
   26    January, 2002..............     100.0%        100.0%       100.0%       100.0%       100.0%
   27    February, 2002.............     100.0%        100.0%       100.0%       100.0%       100.0%
   28    March, 2002................     100.0%        100.0%       100.0%       100.0%       100.0%
   29    April, 2002................     100.0%        100.0%       100.0%       100.0%       100.0%
   30    May, 2002..................     100.0%        100.0%       100.0%       100.0%       100.0%
   31    June, 2002.................     100.0%        100.0%       100.0%       100.0%       100.0%
   32    July, 2002.................     100.0%        100.0%       100.0%       100.0%         0.0%
   33    August, 2002...............     100.0%        100.0%       100.0%       100.0%         0.0%
   34    September, 2002............     100.0%        100.0%       100.0%       100.0%         0.0%
   35    October, 2002..............     100.0%        100.0%       100.0%       100.0%         0.0%
   36    November, 2002.............     100.0%        100.0%       100.0%       100.0%         0.0%
   37    December, 2002.............     100.0%        100.0%       100.0%       100.0%         0.0%
   38    January, 2003..............     100.0%        100.0%       100.0%       100.0%         0.0%
   39    February, 2003.............     100.0%        100.0%       100.0%       100.0%         0.0%
   40    March, 2003................     100.0%        100.0%       100.0%       100.0%         0.0%
   41    April, 2003................     100.0%        100.0%       100.0%       100.0%         0.0%
   42    May, 2003..................     100.0%        100.0%       100.0%         0.0%         0.0%
   43    June, 2003.................     100.0%        100.0%       100.0%         0.0%         0.0%
   44    July, 2003.................     100.0%        100.0%       100.0%         0.0%         0.0%
   45    August, 2003...............     100.0%        100.0%       100.0%         0.0%         0.0%
   46    September, 2003............     100.0%        100.0%         0.0%         0.0%         0.0%
   47    October, 2003..............     100.0%        100.0%         0.0%         0.0%         0.0%
   48    November, 2003.............     100.0%        100.0%         0.0%         0.0%         0.0%
   49    December, 2003.............     100.0%        100.0%         0.0%         0.0%         0.0%
   50    January, 2004..............     100.0%          0.0%         0.0%         0.0%         0.0%
   51    February, 2004.............     100.0%          0.0%         0.0%         0.0%         0.0%
   52    March, 2004................     100.0%          0.0%         0.0%         0.0%         0.0%
   53    April, 2004................     100.0%          0.0%         0.0%         0.0%         0.0%
   54    May, 2004..................     100.0%          0.0%         0.0%         0.0%         0.0%
   55    June, 2004.................     100.0%          0.0%         0.0%         0.0%         0.0%
   56    July, 2004.................     100.0%          0.0%         0.0%         0.0%         0.0%
   57    August, 2004...............     100.0%          0.0%         0.0%         0.0%         0.0%
   58    September, 2004............       0.0%          0.0%         0.0%         0.0%         0.0%
Weighted Average
         Life (years)...............       4.82          4.16         3.82         3.49         2.66

(1) See the important notice on page 19 of these materials regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Monthly interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date).

         Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

         (1)      through the distribution of interest paid on the receivables;

         (2)      from a withdrawal from the spread account;

         (3)      by an advance from the servicer; or

         (4)      by a draw on the policy.

         The receivables will have different contract rates. The contract rate on a small percentage of the receivables will not exceed the sum of:

     (1)  the weighted average of the interest rates on the notes;

     (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

     (3)  the per annum rate used to calculate the monthly servicing fee.

         Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay monthly interest on the notes to you.

                                   THE INSURER

MBIA

         MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         MBIA does not accept any responsibility for the accuracy or completeness of these materials or any information or disclosure contained in, or omitted from, these materials, other than with respect to the accuracy of the information regarding the note insurance policy and MBIA set forth under the heading "The Insurer." Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.

         The  policy   issued  by  MBIA  as  insurer  is  not   covered  by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

         The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 1999 and for the six month periods ended June 30, 1999 and June 30, 1998 included in the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 1999 are hereby incorporated by reference into these materials and shall be deemed to be a part of these materials. Any statement contained in a document incorporated by reference in these materials shall be modified or superseded for purposes of these materials to the extent that a statement contained in these materials or in any other subsequently filed document which also is incorporated by reference in these materials modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these materials.

         All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of these materials and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into these materials and to be a part of these materials from the respective dates of filing such documents.

         The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP:

                                                     SAP
                                   -----------------------------------------
                                   December 31,                    June 30,
                                       1998                          1999
                                   ------------                   ----------
                                     (Audited)                    (Unaudited)
                                                (in millions)

         Admitted Assets              $6,521                        $6,807
         Liabilities                   4,231                         4,468
         Capital and Surplus           2,290                         2,339


                                                    GAAP
                                   -----------------------------------------
                                   December 31,                    June 30,
                                       1998                          1999
                                   ------------                   ----------
                                     (Audited)                    (Unaudited)
                                                (in millions)

         Assets                       $7,488                        $7,429
         Liabilities                   3,211                         3,234
         Shareholder's Equity          4,277                         4,195

Where You Can Obtain Additional Information About MBIA

         Copies of the financial statements of MBIA incorporated by reference in these materials and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with SAP are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Year 2000 Readiness Disclosure

         The Company is actively managing a high-priority Year 2000 ("Y2K") program. The Company has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. The Company has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and the Company does not expect the project budget to materially exceed this amount. The Company has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which the Company conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

Financial Strength Ratings of MBIA

         Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of MBIA "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

         Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. MBIA does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                                 INDEX OF TERMS

         We have listed below the terms used in these materials and the pages where definitions of the terms can be found.


ABS.........................................................................  18
Banc of America.............................................................   2
Bear Stearns................................................................   2
Company.....................................................................  23
ERISA.......................................................................   8
GAAP........................................................................  24
MBIA........................................................................  23
SAP.........................................................................  24
UAC.........................................................................   3
UAFC........................................................................   6
Y2K.........................................................................  25